Annex B

Transactions in the Class A Shares during the Past Sixty (60) Days ended January 28, 2025

Legal Entity	Trade Date	Amount	Trade Price ($)	Buy/Sell
BlackRock Fund Advisors	11/29/2024	41	37.90	Sell
Aperio Group LLC	12/3/2024	4	37.65	Sell
BlackRock Institutional Trust Company, National Association	12/4/2024	413	37.13	Sell
BlackRock Fund Advisors	12/13/2024	246	36.70	Buy
BlackRock Institutional Trust Company, National Association	12/17/2024	796	36.04	Sell
BlackRock Fund Advisors	12/17/2024	41	36.04	Buy
BlackRock Institutional Trust Company, National Association	12/20/2024	2,429	36.20	Sell
BlackRock Institutional Trust Company, National Association	12/23/2024	7,644	36.73	Sell
BlackRock Institutional Trust Company, National Association	12/24/2024	8,313	37.30	Sell
BlackRock Institutional Trust Company, National Association	12/26/2024	8,909	36.37	Sell
BlackRock Institutional Trust Company, National Association	12/27/2024	2,478	36.54	Sell
BlackRock Institutional Trust Company, National Association	12/30/2024	3,528	37.01	Sell
BlackRock Institutional Trust Company, National Association	12/31/2024	4,418	37.03	Sell
BlackRock Fund Advisors	1/6/2025	44	37.94	Buy
BlackRock Fund Advisors	1/8/2025	44	38.43	Buy
BlackRock (Singapore) Limited	1/10/2025	853	37.88	Sell
BlackRock Financial Management, Inc.	1/15/2025	1,526	39.48	Sell
BlackRock Fund Advisors	1/23/2025	44	40.84	Buy

B-1